UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 3, 2008 (June 2, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway
Brea, California		92821

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On June 2, 2008, Fremont General Corporation’s (the “Company”) wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL”) completed the previously announced sale of FIL’s remaining mortgage servicing rights (“MSR’s”) on their $12.2 billion serviced loan portfolio (as of March 31, 2008) to Litton Loan Servicing LP, a Delaware limited partnership and an affiliate of Goldman, Sachs & Co. (“Litton”) as contemplated by the Asset Purchase Agreement entered into between FIL and Litton on May 7, 2008 (“Asset Purchase Agreement”). The MSRs sold to Litton included all rights to service mortgage loans under servicing agreements, including the rights to receive servicing fees and ancillary income payable to FIL, as servicer, and the rights and obligations to make, any advances required pursuant to any servicing agreement, including obligations to reimburse funds borrowed from any custodial or other accounts under a servicing agreement, as well as certain other rights to reimbursement.
FIL received approval of the Asset Purchase Agreement from the California Department of Financial Institutions and a notice of non-objection of the Federal Deposit Insurance Corporation.
The Asset Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 13, 2008 with the U.S. Securities and Exchange Commission. A news release announcing the closing of the transactions contemplated by the Asset Purchase Agreement was issued on June 3, 2008 and is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
Exhibit 99.1	News Release issued by the Company, dated June 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: June 3, 2008	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer